Exhibit 99.1

Garrison Capital Inc. Receives Approval for SBIC License

NEW YORK, NY– March 16, 2015 – Garrison Capital Inc. (NASDAQ: GARS) (“we,” “us,” “our,” the “Company” or “Garrison Capital” ), a business development company, today announced that its wholly-owned subsidiary, Garrison Capital SBIC LP, has received final committee approval for a license from the United States Small Business Administration (the “SBA”) to operate as a Small Business Investment Company (“SBIC”). We expect that the SBIC license will be issued following final action by the SBA Administrator.

“We are very pleased to have received approval for an SBIC license for Garrison Capital and we would like to thank everyone at the SBA who diligently worked on our application and ultimately supported our approval,” said Brian Chase, Chief Financial Officer of the Company. “The SBIC will allow us to significantly expand our balance sheet and provide the Company with an opportunity to increase its return on equity to shareholders.”

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. Our investment activities are managed by our investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

www.garrisoncapitalbdc.com

(212) 372-9590